                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

CONTACTS: Joseph A. Santangelo - Chief Financial Officer
          Orleans Homebuilders, Inc. (215) 245-7500
          (www.orleanshomes.com)
          ----------------------

FOR IMMEDIATE RELEASE:

                              ORLEANS HOMEBUILDERS
                ANNOUNCES GUIDANCE FOR FISCAL YEAR 2006 AND 2007
                     REPORTS RESULTS FOR THIRD QUARTER 2006

BENSALEM, PENNSYLVANIA, MAY 3, 2006:

         Orleans Homebuilders, Inc. (ASE:OHB) is a residential homebuilder with operations in Southeastern Pennsylvania; Central and Southern New Jersey; Orange County, New York; Charlotte, Greensboro and Raleigh, North Carolina; Richmond and Tidewater, Virginia; Orlando, Palm Coast and Palm Bay, Florida; Chicago, Illinois; and Phoenix, Arizona.

         FISCAL YEAR 2006 GUIDANCE:

              o The Company reaffirms its fiscal year ending June 30, 2006 guidance for Diluted Earnings per Share of $3.38 to $3.43.
              o The Company issues its fiscal year ending June 30, 2006 guidance with respect to Revenue to $990 million to $1.01 billion.

         FISCAL YEAR 2007 GUIDANCE:

              o The Company announces its fiscal year ending June 30, 2007 guidance for Diluted Earnings per Share of $2.95 to $3.15.
              o The Company announces its fiscal year ending June 30, 2007 guidance with respect to Revenue of $1.03 billion to $1.07 billion.

         FINANCIAL HIGHLIGHTS FOR THE THIRD QUARTER ENDED MARCH 31, 2006:

              o Fiscal year 2006 third quarter residential property revenue increased 5% to $207,843,000 (504 homes) compared with $198,120,000 (549 homes) for the prior year period.
              o Fiscal year 2006 third quarter new orders decreased 25% to $196,764,000 (410 homes) compared with $262,546,000 (682 homes) for the prior year period.
              o Fiscal year 2006 third quarter net income increased 21% to $12,809,000 ($.68 per diluted share) compared to $10,573,000
                  ($.56 per diluted share) for the prior year period.
              o Fiscal year 2006 third quarter EBITDA (1) increased 28% to $24,666,000 compared with $19,324,000 for the prior year period.
              o The backlog at March 31, 2006 decreased 12% to $588,048,000 (1,298 homes) compared with $665,441,000 (1,713 homes) for the prior year period.
              o The Company currently controls approximately 19,000 building lots, a 19% increase compared to the approximately 16,000 lots controlled at March 31, 2005.
              o The Company repurchased 174,139 shares of its common stock during the third quarter of fiscal year 2006 at an aggregate purchase price of $3,303,000.

              o The Company experienced a cancellation rate of approximately 20% for the quarter ended March 31, 2006 compared with an historical cancellation rate of approximately 15% in fiscal 2005.

         FINANCIAL HIGHLIGHTS FOR THE NINE MONTHS ENDED MARCH 31, 2006:

              o Fiscal year 2006 year-to-date residential property revenue increased 14% to $586,718,000 (1,468 homes) compared with $514,710,000 (1,476 homes) for the prior year period.
              o Fiscal year 2006 year-to-date new orders increased 5% to $621,529,000 (1,360 homes) compared with $590,663,000 (1,532 homes) for the prior year period.
              o Fiscal year 2006 year-to-date net income increased 33% to $36,003,000 ($1.91 per diluted share) compared to $27,005,000
                  ($1.44 per diluted share) for the prior year period.
              o Fiscal year 2006 year-to-date EBITDA(1) increased 34% to $69,615,000 compared with $51,778,000 for the prior year period.
              o The Company experienced a cancellation rate of approximately 19% for the nine months ended March 31, 2006 compared with an historical cancellation rate of approximately 15% in fiscal 2005.

         OUTLOOK FY 2007

         After considerable increases in new orders and new home pricing in the prior fiscal years, the Company has experienced a softening of demand beginning in the second quarter of fiscal year 2006 and continuing through the third quarter of fiscal year 2006, primarily in its Northern and Florida Regions. The Company believes this softening in certain regions is consistent with the trend in the housing industry, as record level sales for three consecutive years adjust toward more sustainable levels.

         Several factors contributing to the overall decline in new orders for the housing industry include rising interest rates, decreasing home price affordability and an increasing supply of homes as investors exit various markets. In addition to these overall housing industry trends, the Company has encountered delays in the opening of new communities due to increasingly restrictive regulations and moratoriums by governments, particularly in the Company's Northern Region, and an increase in new order cancellation rates, particularly in the Company's Florida Region, due to investors stepping out of the market. The Company believes these overall factors will continue to place downward pressure new orders and new order pricing in the near-term, thereby negatively impacting future revenue growth and gross margins. Despite these pressures, the Company believes the long-term outlook for the housing industry remains positive, as the population increases and new households are formed, mortgage interest rates remain relatively low compared to historical levels and employment opportunities continue to grow.

         Orleans Homebuilders will hold its quarterly conference call to discuss fiscal year results on Thursday, May 4, 2006, at 10:00 a.m. Eastern Time. This call is being web cast by CCBN and can be accessed at Orleans Homebuilders' web site at www.orleanshomes.com by clicking on the heading "Investor Relations". The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.earnings.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

         A replay of the conference call will be available later that day on the Company's website at www.orleanshomes.com. A copy of this press release, including the Company's results of operations for the three and nine months ended March 31, 2006 to be discussed during the conference call, is available at the Company's website, www.orleanshomes.com, under the heading "Investor Relations".

         About Orleans Homebuilders, Inc.

         Orleans Homebuilders, Inc. develops, builds and markets high-quality single-family homes, townhouses and condominiums. The Company serves a broad customer base including luxury, move-up, empty nester, active adult, and first-time homebuyers. The Company currently operates in the following fourteen distinct markets: Southeastern Pennsylvania; Central and Southern New Jersey; Charlotte, Raleigh and Greensboro, North Carolina; Richmond and Tidewater Virginia; Orlando, Palm Coast and Palm Bay, Florida; Orange County, New York; Chicago, Illinois; and Phoenix, Arizona. The Company's Charlotte, North Carolina operations also include adjacent counties in South Carolina. To learn more about Orleans Homebuilders, please visit www.orleanshomes.com.

(1)Reconciliation of EBITDA to net income

--------------------------------------------------------------------------------------------------
                             THREE MONTHS      THREE MONTHS      NINE MONTHS       NINE MONTHS
                            ENDED 3/31/06     ENDED 3/31/05     ENDED 3/31/06     ENDED 3/31/05
--------------------------------------------------------------------------------------------------
EBITDA                        $24,666,000       $19,324,000       $69,615,000       $51,778,000
--------------------------------------------------------------------------------------------------
Income tax expense              8,424,000         6,735,000        23,986,000        17,235,000
--------------------------------------------------------------------------------------------------
Interest                        3,218,000         1,731,000         8,648,000         6,487,000
--------------------------------------------------------------------------------------------------
Depreciation and
Amortization                      215,000           285,000           978,000         1,051,000
--------------------------------------------------------------------------------------------------
Net income                    $12,809,000       $10,573,000       $36,003,000       $27,005,000
--------------------------------------------------------------------------------------------------

(1) Pursuant to the requirements of Regulation G, we have provided a reconciliation of EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. EBITDA represents net earnings before interest expense, previously capitalized interest amortized to residential properties cost of sales, income taxes, depreciation, amortization, and extraordinary items. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excluded amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet, or statement of cash flows of the issuer; or includes amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. The Company believes EBITDA provides a meaningful measure of operating performance.

Certain information included herein and in other Company statements, reports and SEC filings is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated earnings per share, revenues, sales, operating results, financial resources, pace of sales, industry outlook, growth and expansion. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings. For example, there can be no assurance that the current sales pace can continue in the absence of an improvement in the current general economic environment. These risks and uncertainties include local, regional and national economic conditions, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, the availability and cost of labor and materials, our dependence on certain key employees and weather conditions. Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 7 of the Company's Annual Report of Form 10-K for the fiscal year ended June 30, 2005 filed with the SEC.

                   ORLEANS HOMEBUILDERS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                   THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                        MARCH 31,                          MARCH 31,
                                                   2006           2005               2006            2005
                                                 ---------      ---------          ---------       ---------
Earned revenues
   Residential properties                        $ 207,843      $ 198,120          $ 586,718       $ 514,710
   Land sales and other income                       2,072          1,862              7,489           5,442
                                                 ---------      ---------          ---------       ---------
                                                   209,915        199,982            594,207         520,152
                                                 ---------      ---------          ---------       ---------

Costs and expenses
   Residential properties                          161,411        160,523            453,998         412,068
   Land sales and other expense                      1,407          1,222              5,781           3,631
   Selling, general and administrative              25,864         20,894             74,439          60,149
   Interest, net                                        --             35                 --              64
                                                 ---------      ---------          ---------       ---------
                                                   188,682        182,674            534,218         475,912
                                                 ---------      ---------          ---------       ---------

Income from operations before income taxes          21,233         17,308             59,989          44,240
Income tax expense                                   8,424          6,735             23,986          17,235
                                                 ---------      ---------          ---------       ---------

Net income available for common shareholders     $  12,809      $  10,573          $  36,003       $  27,005
                                                 =========      =========          =========       =========
Earnings per share:
    Basic                                        $    0.69      $    0.58          $    1.94       $    1.52
                                                 =========      =========          =========       =========
    Diluted                                      $    0.68      $    0.56          $    1.91       $    1.44
                                                 =========      =========          =========       =========

Weighted average number of shares:
    Basic                                           18,445         18,339             18,514          17,798
                                                 =========      =========          =========       =========
    Diluted                                         18,781         18,893             18,854          18,812
                                                 =========      =========          =========       =========

                            ORLEANS HOMEBUILDERS, INC
             SUMMARY OF DELIVERIES, NEW ORDERS AND BACKLOG BY REGION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                   THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                        MARCH 31,                          MARCH 31,
                                                   2006           2005               2006            2005
                                                 ---------      ---------          ---------       ---------
DELIVERIES
   Northern Region (NJ, PA) (1)
    Homes                                              184            172                510             481
    Dollars                                      $  90,105      $  78,501          $ 239,303       $ 214,202
    Average Sales Price                          $     490      $     456          $     469       $     445

   Southern region (NC, SC, VA) (2)
    Homes                                              172            173                527             452
    Dollars                                      $  71,445      $  62,995          $ 210,328       $ 161,708
    Average Sales Price                          $     415      $     364          $     399       $     358

   Florida region (FL)
    Homes                                               97            104                248             310
    Dollars                                      $  24,359      $  19,221          $  60,086       $  53,052
    Average Sales Price                          $     251      $     185          $     242       $     171

   Midwestern region (IL) (3)
    Homes                                               51            100                183             233
    Dollars                                      $  21,934      $  37,403          $  77,001       $  85,748
    Average Sales Price                          $     430      $     374          $     421       $     368

   Total
    Homes                                              504            549              1,468           1,476
    Dollars                                      $ 207,843      $ 198,120          $ 586,718       $ 514,710
    Average Sales Price                          $     412      $     361          $     400       $     349

NEW ORDERS
   Northern Region (NJ, PA) (1)
    Homes                                               92            252                349             526
    Dollars                                      $  52,267      $ 116,431          $ 191,509       $ 256,977
    Average Sales Price                          $     568      $     462          $     549       $     489

   Southern region (NC, SC, VA) (2)
    Homes                                              209            240                639             517
    Dollars                                      $ 100,027      $  94,880          $ 288,994       $ 198,484
    Average Sales Price                          $     479      $     395          $     452       $     384

   Florida region (FL)
    Homes                                               41            141                193             320
    Dollars                                      $  13,889      $  33,072          $  62,952       $  70,799
    Average Sales Price                          $     339      $     235          $     326       $     221

   Midwestern region (IL) (3)
    Homes                                               68             49                179             169
    Dollars                                      $  30,581      $  18,163          $  78,074       $  64,403
    Average Sales Price                          $     450      $     371          $     436       $     381

   Total
    Homes                                              410            682              1,360           1,532
    Dollars                                      $ 196,764      $ 262,546          $ 621,529       $ 590,663
    Average Sales Price                          $     480      $     385          $     457       $     386

(1) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Southeastern Pennsylvania region from July 28, 2004, the acquisition date, through March 31, 2006.

(2) Information on residential revenue earned and new orders includes the acquired activity from Peachtree Residential Properties for the period beginning December 23, 2004, the date the company acquired the assets, through March 31, 2006.

(3) Information on residential revenue earned and new orders includes the acquired operations of Realen Homes' Midwestern region from July 28, 2004, the acquisition date, through March 31, 2006.

                                                AT MARCH 31,   AT MARCH 31,
                                                   2006           2005
                                                ------------   ------------
BACKLOG
   Northern Region (NJ, PA) (1)
    Homes                                                374            705
    Dollars                                     $    202,727   $    325,594
    Average Sales Price                         $        542   $        462

   Southern region (NC, SC, VA) (2)
    Homes                                                485            477
    Dollars                                     $    236,957   $    192,919
    Average Sales Price                         $        489   $        404

   Florida region (FL)
    Homes                                                304            329
    Dollars                                     $     89,068   $     70,595
    Average Sales Price                         $        293   $        215

   Midwestern region (IL) (3)
    Homes                                                135            202
    Dollars                                     $     59,296   $     76,333
    Average Sales Price                         $        439   $        378

   Total
    Homes                                              1,298          1,713
    Dollars                                     $    588,048   $    665,441
    Average Sales Price                         $        453   $        388

(1) The backlog at March 31, 2005, includes the acquired backlog of Realen Homes' Southeastern Pennsylvania region not delivered as of March 31, 2006.

(2) The backlog at March 31, 2005, includes the backlog acquired in the Peachtree Residential Properties acquisition not delivered as of March 31, 2006.

(3) The backlog at March 31, 2005 includes the acquired backlog of Realen Homes' Midwestern region not delivered as of March 31, 2006.


                            ORLEANS HOMEBUILDERS, INC
                           SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                  MARCH 31,      JUNE 30,
                                                    2006           2005
                                                ------------   ------------

Cash and cash equivalents                       $     42,246   $     62,576
Restricted cash - due from title company               9,972         28,785
Residential properties                               340,005        190,855
Land and improvements                                504,605        398,290
Inventory not owned                                  138,657         88,252
Land deposits and costs of future developments        27,579         27,408
Total assets                                       1,135,428        861,540
Obligations related to inventory not owned           126,117         79,585
Mortgage obligations secured by real estate          498,605        399,030
Subordinated notes                                   105,000             --
Other notes payable                                    5,890          9,400
Shareholders' equity                                 265,096        231,956


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